UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	000-23265	94-3267443
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8510 Colonnade Center Drive Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 862-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 13, 2014, Salix Pharmaceuticals, Ltd. (the “Company”) held our 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, our stockholders approved the Salix Pharmaceuticals, Ltd. 2014 Stock Incentive Plan (the “Plan”), which had previously been approved by our Board of Directors, subject to the approval of our stockholders.

A summary of the Plan is set forth in our definitive proxy statement on Schedule 14A for the Annual Meeting filed on April 28, 2014 (the “Proxy Statement”) and is incorporated herein by reference, and supplemented immediately below.

On June 13, 2014, after the stockholders approved the Plan and upon recommendation from the Compensation Committee, the Board of Directors approved an amendment to Section 6.1(c)(2) of the Plan to clarify that no stock option granted under the Plan can have an exercise price that is less than the fair market value of a share of the Company’s common stock on the date on which the stock option is granted.

The summary and the foregoing description of the Plan are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, our stockholders elected five members to our Board of Directors until the next Annual Meeting and until their successors are duly elected and qualified, as follows:

Name	Voted For	Voted Against or Withheld (includes Abstentions)	Broker Non-Votes
John F. Chappell	49,587,188	5,114,209	5,299,147
Thomas W. D’Alonzo	53,065,650	1,635,747	5,299,147
William P. Keane	53,372,729	1,328,668	5,299,147
Carolyn J. Logan	54,247,073	454,324	5,299,147
Mark A. Sirgo	53,361,330	1,340,067	5,299,147

In addition, at the Annual Meeting, our stockholders voted upon and approved the following proposals: (1) an amendment to our Certificate of Incorporation to increase the total number of authorized shares of capital stock from 155,000,000 shares to 305,000,000 shares and to increase the number of authorized shares of common stock from 150,000,000 shares to 300,000,000 shares; (2) the approval of the Salix Pharmaceuticals, Ltd. 2014 Stock Incentive Plan; (3) the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and (4) the approval of an advisory resolution approving the 2014 compensation of our named executive officers as presented in the Proxy Statement. The results of the stockholders’ votes with respect to these four proposals were as follows:

Proposal	Voted For	Voted Against	Abstentions	Broker Non-Votes
Amendment to Certificate of Incorporation	34,769,189	25,152,476	78,879	0
2014 Stock Incentive Plan	47,202,603	7,451,743	47,051	5,299,147
Ratification of Independent Registered Public Accounting Firm	59,913,782	57,970	28,792	0
Advisory Vote on Executive Compensation	52,200,602	2,429,655	71,140	5,299,147

Item 8.01. Other Events.

On June 12, 2014, the Company and Progenics Pharmaceuticals, Inc. (“Progenics”) reported that the Anesthetic and Analgesic Drug Products Advisory Committee of the Food and Drug Administration had provided an assessment of potential cardiovascular risk associated with products in the class of peripherally-active opioid receptor antagonists and recommendations regarding the necessity, timing, design and size of cardiovascular outcomes trials to support approval of products in this class for the proposed indication of opioid-induced constipation in patients taking opioids for chronic pain.

A copy of the press release issued by the Company and Progenics is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2014 Stock Incentive Plan.

99.1	Press release dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2014	SALIX PHARMACEUTICALS, LTD.

	By:	/s/ Timothy J. Creech
Timothy J. Creech
Senior Vice President, Finance and Administrative Services

EXHIBIT INDEX

Exhibit No.	Description

10.1	2014 Stock Incentive Plan.

99.1	Press release dated June 12, 2014.